Exhibit 99.1

CONSENT OF J.P. MORGAN SECURITIES INC.

We hereby consent to (i) the use of our opinion letter dated February 6, 2006 to the Board of Directors of Citadel Broadcasting Corporation (the “Company”) included in Annex C to the Information Statement/Prospectus which forms a part of Amendment No. 3 to the Registration Statement No. 333-139577 on Form S-4 relating to the proposed merger of the Company and ABC Radio Holdings, Inc., f/k/a Chicago FM Radio, Inc., and (ii) the references to such opinion in such Information Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement on Form S-4 within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.

By:	/S/ MARCO J. CAGGIANO
Name: Marco J. Caggiano Title: Executive Director

April 24, 2007